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                                                                   EXHIBIT 4.2


                     PRUDENTIAL TOWN & COUNTRY REALTY, INC.
                          0326 HIGHWAY 133, SUITE 200
                             CARBONDALE, CO  81623
                     PHONE:  (970) 963-5151,  FAX:  (970) 963-8010

THIS FORM HAS IMPORTANT LEGAL CONSEQUENCES AND THE PARTIES SHOULD CONSULT LEGAL AND TAX OR OTHER COUNSEL BEFORE SIGNING

                       AGREEMENT TO AMEND/EXTEND CONTRACT

                                                          December 24, 1998
                                                          -----------    --

RE:   Contract dated May 29, 1998 between
                     ------    --
       The North Face, Inc. and/or assigns,
(Buyer) and

        Ernest Gianinetti
        Susan B. Sewell
        Richard L. Bradley
        David F. Baggerman
(Seller),

relating to the sale and purchase of the following described real estate in the County of Garfield, Colorado:
          --------
the Smith Ranch consisting of 36.55 acres and more definitively described on Exhibit A.1, and A.2, attached hereto, also

Known as No. TBD Highway 133          Carbondale         CO     81623 (Property)
            ------------------------- ------------------ ----   ------
                  Street Address            City         State    Zip

Buyer and Seller hereby agree to amend the aforesaid contract as follows:
   1.  The date for closing and delivery of deed is changed to Wed. January 06,
                                                               ---------------
       1999.
         --

   2. The date for furnishing commitment for title insurance policy or abstract of title is changed to n/a, 19n/a .
                              ---    ---

   3.  The date for delivering possession of Property is changed to Wed.
                                                                    ---
       January 06, 1999.
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   4.  The date for approval of new loan is changed to  n/a, 19n/a.
                                                        ---    ---

   5. The date for lender's consent to loan assumption or transfer of Property is changed to n/a, 19n/a.
                     ---    ---

   6.  Other dates set forth in said contract shall be changed as follows:

       Refer to 7. below.

   7. Additional amendments: (The language of these additional amendments has not been approved by the Colorado Real Estate Commission).

   Paragraph 3. of the First Amendment to Purchase Agreement shall be amended to allow the Buyer an additional (31) thirty-one days in which to make its registration statement effective and its shares freely tradeable. In the event Buyer's registration statement is not yet effective and its shares not yet freely tradeable on the dates set forth below:

       Monday February 15, 1999;
       Monday February 22, 1999;
       Monday March 01, 1999; and,
       Monday March 08, 1999,

   then Buyer agrees to pay additional consideration of $5,000.00 for the delay of the effectiveness of the registration statement and the passage of each above date. Any such payments shall be in addition to the Purchase Price and due and payable on the earlier of the effective date of the registration statement or March 08, 1999.

All other terms and conditions of said contract shall remain the same.

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SELLER_______________________________________________   DATE  12/24/98
                                                            -------------
  Ernest Gianinetti

SELLER_______________________________________________   DATE  12/27/98
                                                            -------------
  Susan B. Sewell

SELLER_______________________________________________   DATE  12/27/98
                                                            -------------
  Richard L. Bradley

SELLER_______________________________________________   DATE  12/27/98
                                                            -------------
  David F. Baggerman


  The North Face, Inc., and/or assigns,

BUYER________________________________________________   DATE  12/24/98
                                                            -------------
  By:  Paul Williams

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